Exhibit 10.2


                               AMENDED AND RESTATED

                              STOCK PURCHASE AGREEMENT
                                       Among

                            NANOSCIENCE TECHNOLOGIES INC.
                              a Nevada corporation,

                                New York University
                         a New York Education corporation
                        ----------------------------------
                                 November 11, 2003


TABLE OF CONTENTS

                                                                      Page
ARTICLE I     DEFINITIONS                                                2
ARTICLE II     SALE AND TRANSFER OF SHARES; CLOSING                      6
2.1     Sale and Purchase                                                6
ARTICLE III     THE CLOSING                                              6
3.1     Location, Date                                                   6
3.2     Deliveries                                                       6
ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER                  6
4.1     Corporate                                                        6
4.2     Authorization                                                    6
4.3     Validity of Contemplated Transactions                            7
4.4     Capitalization and Stock Ownership                               7
4.5     Listing                                                          7
4.6     Seller SEC Reports; Financial Statements                         7
4.7     No Undisclosed Liabilities                                       8
4.8     Taxes                                                            8
4.9     Title to Assets and Related Matters                              9
4.10    Real Property                                                    9
4.11    Subsidiaries                                                     9
4.12    Legal Proceedings; Compliance With Law; Governmental Permits     9
4.13    Employee Relations                                               9
4.14    ERISA                                                            9
4.15    Patents, Trademarks, Etc.                                       10
4.16    Absence of Certain Changes                                      11
4.17    Corporate Records                                               12
4.18    Finder's Fees                                                   12
ARTICLE V     REPRESENTATIONS AND WARRANTIES OF NYU                     12
5.1     Corporate                                                       12
5.2     Authorization                                                   12
5.3     Validity of Contemplated Transactions                           12
5.4     Finder's Fees                                                   12
5.5     Investment Representations                                      12
ARTICLE VI    COVENANTS OF THE PARTIES                                  13
6.1     Lock-Up                                                         13
ARTICLE VII     POST CLOSING FINANCING                                  13
7.1     Dilution Protection to Buyers                                   13
7.2     Cancellation If Financing Not Successful                        13
ARTICLE IX     GENERAL MATTERS                                          13
8.1     Contents of Agreement                                           14
8.2     Amendment, Parties in Interest, Assignment, Etc.                14
8.3     Interpretation                                                  14
8.4     Notices                                                         14
8.5     Governing Law and Venue                                         15
8.6     Counterparts                                                    15
8.7     Waivers                                                         15
8.8     Modification                                                    15
8.9     Enforcement of Agreement                                        15
8.10    Severability                                                    15



EXHIBITS

Exhibit A



              AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


     THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of November , 2003 by and among Nanoscience Technologies Inc., a Nevada corporation ("Seller"), and New York University, a New York Education corporation ("NYU"), under which the Seller shall issue to NYU an aggregate of four million eight hundred twelve thousand, three hundred and seventy seven (4,812,377) shares of its authorized and unissued common stock (the
"NYU Shares")   and NYU will enter into and deliver the Amended and Restated
Research and License Agreement (the "License Agreement") incorporated herein and annexed hereto as Exhibit A in exchange therefore. Each of NYU and Seller is individually referred to as a "Party" and collectively referred to herein as the "Parties". Certain other terms are used herein as defined below in Article I or elsewhere in this Agreement.


                                 BACKGROUND

     This Agreement sets forth the terms and conditions under which NYU will acquire shares of common stock of Seller for and in consideration of the grant to Seller of the rights set forth in the License Agreement.

     WHEREAS, NYU and CORPORATION have previously entered into a stock purchase agreement dated as of October 24, 2002;

     WHEREAS, NYU and CORPORATION have previously entered into an amended and restated stock purchase agreement dated as of September 12, 2003; under this amended and restated stock purchase agreement Seller was to issue to certain inventors shares of common stock in CORPORATION which, as of the date hereof, have not been delivered;

     WHEREAS, NYU and CORPORATION desire to amend and restate the Stock Purchase Agreement in its entirety as of the date hereof;

     NOW, THEREFORE, NYU and CORPORATION mutually covenant and agree that the terms of the Stock Purchase Agreement shall be amended and restated in their entirety as follows:


                                ARTICLE I
                               DEFINITIONS

     For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Agreement and the Exhibits hereto.

     "Assets" means, with respect to a Party, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party and its Subsidiaries, taken as a whole.

     "Benefit Plan" means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA.

     "Business" means with respect to Seller the entire business and operations of Seller and its Subsidiaries taken as a whole.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

     "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

     "Closing" is defined in Section 3.1 of this Agreement.

     "Closing Date" is defined in Section 3.1 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

     "Common Stock" means the common stock, par value $0.001 per share, of Seller.

     "Contract" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

     "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

     "NGCL" means the Nevada General Corporation Law, as amended.

     "$" means United States dollars.

     "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any civil or criminal Liability under any Environmental Law, (iii) create or constitute a public or private nuisance or (iv) constitute a violation of or noncompliance with any Environmental Law.

     "Environmental Law" means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorizations of any Governmental Authority relating to Hazardous Substances, pollution, protection of the environment or human health.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "First Payments" is defined in section 7.2 of this Agreement.

     "GAAP" means United States generally accepted accounting principles including those set forth: (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Governmental Authority" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

     "Governmental Permit" is defined in Section 4.12(c) of this Agreement.

     "Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation,
(i) any "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq. and its implementing regulations, (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sec. 11001 et seq. and its implementing regulations, (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. and its implementing regulations (iv) any "pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq. and its implementing regulations, as any of such Laws in clauses (i) through (iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Governmental Authority concerning protection of the environment, pollution, health or safety or the public welfare.

     "Intellectual Property" means, with respect to a Party, all of the registered and unregistered patents, servicemarks, trademarks, copyrights, trade secrets and related intangible rights of a Party.

     "Litigation" means any judicial or administrative process or proceeding or investigation, or any matter under arbitration or mediation.

     "Laws" means any law, rule or regulation of any governmental or regulatory body.

     "Material Adverse Effect" with respect to a Party shall mean any event, change, occurrence, effect, fact or circumstance that either individually or collectively with one or more other event, change, occurrence, effect, fact or circumstance is or may reasonably be expected to be materially adverse to
(i) the ability of the Party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (ii) the business, tangible assets, liabilities, future prospects, results of operations or financial condition of the Party and its Subsidiaries, taken as a whole, other than any event, change, occurrence, effect, fact or circumstance (A) relating to the economy or securities markets of the United States or any other region in general, or (B) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof.

     "NYU" is defined above in the Preamble.

     "NYU's knowledge" or "knowledge of NYU" with reference to any item means that which the officer or director of NYU who executes this Agreement actually knows.

     "Person" means any corporation, company, limited liability company, partnership, limited partnership or any business or other entity and any natural person.

     "SEC Reports" is defined in Section 4.6 of this Agreement.

     "Seller" is defined in the Preamble.

     "Seller's Assets" means the Assets of Seller.

     "Seller's Business" means the Business of Seller.

     "Seller's knowledge" or "knowledge of Seller" with reference to any item means that which an executive officer of Seller actually knows.

     "Seller Subsidiary" means any Subsidiary of Seller.

     "Seller Welfare Plan" is defined in Section 4.14(e) of this Agreement.

     "Subsidiary" shall mean, with respect to any Party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries or (b) such Party or any other Subsidiary of such Party is a general partner (excluding any such partnership where such Party or any Subsidiary of such Party does not have a majority of the voting interest in such partnership).

     "Transaction Documents" shall mean this Agreement and the License
Agreement.

     "Transactions" shall mean the transactions provided for or contemplated by the Transaction Documents.


                                    ARTICLE II
                        SALE AND TRANSFER OF SHARES; CLOSING

     2.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 3.1 below), Seller agrees to sell, assign, transfer, convey and deliver to NYU, and NYU agrees to acquire from Seller, the NYU Shares. In exchange for the Shares, NYU agrees to execute, deliver and perform the License Agreement.


                                 ARTICLE III
                                 THE CLOSING

     3.1 Location, Date. The closing for the Transactions (the "Closing") shall be held at the offices of Edward F. Cowle in New York, New York at 4:00 p.m. (local time) within three (3) business days after the date on which the First Payments are made by Seller to NYU. The date on which the Closing occurs is referred to herein as the "Closing Date".

     3.2    Deliveries.  At the Closing Seller shall deliver the NYU Shares to
NYU.


                                ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to NYU as follows:

     4.1 Corporate. Seller is a corporation duly organized, validly existing and in good standing under the laws under which it was incorporated. Seller is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Seller have been duly adopted and are current, correct and complete and Seller is not in violation of any provision of its Charter Documents. Seller has all necessary corporate power and authority to own, lease and operate its Assets and to carry on its Business as it is now being conducted or is proposed to be conducted as a result of the Transactions.

     4.2 Authorization. Seller has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Seller has been duly authorized by all necessary corporate action. No consents or approvals of holders of Seller capital stock are required for the consummation of the Transactions. Each Transaction Document executed and delivered by Seller as of the date hereof has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

     4.3 Validity of Contemplated Transactions. Neither the execution and delivery by Seller of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will (i) conflict with or result in any breach of any provision of the Charter Documents, the bylaws or similar organizational documents of Seller,
(ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation of breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Seller is a party, or (iv) violate any Consent Order, statute, rule or regulation applicable to Seller or any of its properties or assets, except, with respect to the foregoing clauses (ii), (iii) and (iv), as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There are no third party consents or approvals required to be obtained under any Contracts to which Seller is a party or to which its assets are bound prior to the consummation of the Transactions, except where the failure to obtain such consents or approvals could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     4.4 Capitalization and Stock Ownership. The total authorized capital stock of Seller consists of (a) 100,000,000 shares of Common Stock, and (b) no shares of preferred stock. Of such authorized capital stock, the only issued and outstanding shares consist of, as of June 30, 2003, 17,658,750 shares of Common Stock. As of the Closing Date, including the NYU Shares to be issued under this Agreement, there shall be 10,846,946 shares of Common Stock issued and outstanding. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. Except as set forth in Seller's SEC Reports, no options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of Seller, except as expressly contemplated by this Agreement. At the closing, the NYU Shares shall be duly authorized, fully paid and non-assessable.

     4.5 Listing. The Common Stock is listed for quotation on the NASD Over-the-Counter Bulletin Board under the symbol "NANS". Seller is in full compliance with the NASD Over-the-Counter Bulletin Board listing maintenance requirements. Since listing the Seller Common Stock on the NASD Over-the-Counter Bulletin Board, Seller has not received any notice from the NASD Over-the-Counter Bulletin Board that (i) Seller is not in full compliance with the NASD Over-the-Counter Bulletin Board listing maintenance requirements or (ii) that the Common Stock may be delisted from the NASD Over-the-Counter Bulletin Board.

     4.6 Seller SEC Reports; Financial Statements. Seller has filed all required forms, reports, statements, schedules and other documents with the SEC since September 30, 1999, including (a) its Annual Reports on Form 10-KSB,
(b) all proxy and information statements relating to Seller's meetings of stockholders (whether annual or special) held since January 1, 2000, (c) its Quarterly Reports on Form 10-QSB, and (d) all other reports or registration statements filed by Seller (collectively, the "SEC Reports"). Each of the SEC Reports, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules contained in the SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Seller as at the respective dates thereof and the consolidated results of operations and cash flows of Seller for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments not expected to be material in amount and the absence of notes.

     4.7 No Undisclosed Liabilities. Except (a) as disclosed in the financial statements of Seller, and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice, or (ii) incurred pursuant to, or in furtherance of, this Agreement or the Transactions, Seller has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     4.8    Taxes.

       (a) Seller has (i) filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Closing and all such Tax Returns filed were true, correct and complete in all material respects, and
(ii) paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

       (b) Seller has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been made and (ii) provided a sufficient reserve for the payment of all Taxes not yet due and payable.

       (c) No deficiency in respect of any Taxes which has been assessed against Seller remains unpaid, except for Taxes contested in good faith by appropriate proceedings, and to the knowledge of Seller there are no unassessed Tax deficiencies or of any audits or investigations pending or threatened against Seller with respect to any Taxes.

       (d) Seller has not extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

       (e) There are no liens for Taxes upon any Assets of Seller except for liens for current Taxes not yet due.

       (f) No notification has been received by Seller that an audit, examination or other proceeding is pending or, to the knowledge of Seller, threatened with respect to any Taxes due from or with respect to or attributable to Seller or any Tax Return filed by or with respect to Seller, except for those that would not reasonably be expected to have a Material Adverse Effect.

     4.9 Title to Assets and Related Matters. Seller has good and marketable title to its Assets, free from any Encumbrances except (a) items described in any notes to the consolidated financial statements of Seller contained in Seller's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 included in the SEC Reports, (b) minor matters that would not have a Material Adverse Effect, and (c) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due.

    4.10 Real Property. All material real estate leased or owned by Seller as of the date hereof and used in the operation of the Seller's Business is disclosed in the SEC Reports.

    4.11 Subsidiaries. As of the date hereof Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business trust, joint venture or other legal entity. Seller owns all of the issued and outstanding shares of capital stock of each Seller Subsidiary. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition or voting of any issued or unissued capital stock or other securities of any Seller Subsidiary. All of the shares of capital stock of each Seller Subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

    4.12    Legal Proceedings; Compliance With Law; Governmental Permits.

       (a) There is no Litigation that is pending or, to Seller's knowledge, threatened against Seller that would have a Material Adverse Effect. To Seller's knowledge, Seller is and has been in compliance with all applicable Laws, including Environmental Law and applicable securities laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to Seller, including Environmental Laws, except for any Defaults either individually or collectively that would not either individually or collectively have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to Seller. Seller has not received any written notice and, to the knowledge of Seller, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and Seller has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

        (b) To Seller's knowledge, there is no Environmental Condition at any property presently or formerly owned or leased by Seller or any predecessor in interest which is reasonably likely either individually or collectively to have a Material Adverse Effect.

        (c) Seller and its Subsidiaries have all material consents, permits, franchises, licenses, concessions, registrations, certificates of (collectively, the "Governmental Permits") required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Seller has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply either individually or collectively would not have Material Adverse Effect.

    4.13 Employee Relations. Seller is not (a) a party to, involved in or, to Seller's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and Seller has not experienced any work stoppage during the last three years.

    4.14    ERISA
..
       (a) Seller has no Benefit Plans within the meaning of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, that could subject Seller to any material penalty or tax imposed under the Code or ERISA.

       (b) Seller has no current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA), and neither Seller, nor any entity that has been treated as a single employer with Seller under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

       (c) There are no pending or, to the knowledge of Seller, threatened claims by or on behalf of any Seller Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Seller Benefit Plans, alleging any breach of fiduciary duty on the part of Seller or any of the officers, directors or employees of Seller under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To Seller's knowledge, the Seller's Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the PBGC. Seller has made all required contributions under the Seller Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

       (d) The execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any Seller Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of Seller.

       4.15 Patents, Trademarks, Etc. To the best of Seller's knowledge, Seller does not infringe upon or unlawfully or wrongfully use any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by Seller, except for those situations that individually or collectively would not have a Material Adverse Effect. To the best of Seller's knowledge, Seller owns or has valid rights to use all Intellectual Property used in the conduct of its business free and clear of all Encumbrances except where the failure to have valid rights to use such Intellectual Property will not either individually or collectively have a Material Adverse Effect. Seller has not made any claim of a violation or infringement by others of its rights to or in connection with its Intellectual Property which is still pending.

       4.16 Absence of Certain Changes. Since January 1, 2002, Seller has conducted its Business in the ordinary course and, as of the date hereof, there has not been:

       (a)    any Material Adverse Effect on the Seller Business;

       (b) any distribution or payment declared or made in respect of Seller's capital stock by way of dividends, purchase or redemption of shares or otherwise;

       (c) any increase in the compensation payable or to become payable to any current director or officer of Seller, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any Seller Benefit Plan;

        (d) any sale, assignment or transfer of any Seller Assets, or any additions to or transactions involving any Seller Assets, other than those made in the ordinary course of business or those solely involving Seller and its Subsidiaries;

       (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by Seller;

       (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

       (g) (i) any creation, or assumption of, any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility in the ordinary course of business or otherwise in the ordinary course of business or with respect to its Subsidiaries; (ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Subsidiaries; or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Subsidiaries;

       (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

       (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation except as contemplated by this Agreement or (v) material change in its capitalization except as contemplated by this Agreement; or

       (j)    any change in accounting procedure or practice.

    4.17 Corporate Records. The minute books of Seller contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

    4.18 Finder's Fees. No Person is or will be entitled to any commission or finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Seller.


                                  ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF NYU
     NYU hereby represents and warrants to Seller as follows:

     5.1 Corporate.  NYU is a New York Education corporation.

     5.2 Authorization. NYU has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by NYU have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by NYU as of the date hereof has been duly executed and delivered by NYU and constitutes a valid and binding obligation of NYU, enforceable against NYU in accordance with its terms, except as otherwise limited by bankruptcy, insolvency reorganization and other laws affecting creditors rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

     5.3 Validity of Contemplated Transactions. Neither the execution and delivery by NYU of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) to NYU's knowledge, any Law or Court Order to which NYU is subject, (b) the Charter Documents or bylaws of NYU, (c) any other Contracts to which NYU is a party or by which any of the NYU Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

     5.4 Finder's Fees. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of NYU.

     5.5 Investment Representations. NYU represents and warrants to Seller as of the Closing Date that it:

       (a) is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and was not organized for the specific purpose of acquiring the Securities;

     (b) has sufficient knowledge and experience in investing in companies similar to Seller in terms of Seller's stage of development so as to be able to evaluate the risks and merits of its investment in Seller and it is able financially to bear the risks thereof;

     (c) has had an opportunity to discuss Seller's business, management and financial affairs with Seller's management;

     (d) NYU's acquisition of the NYU Shares is for its own account for the purpose of investment and not with a view to or for resale in connection with any distribution thereof; and

     (e) understands that (i) the NYU Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the NYU Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the NYU Shares will bear a legend to such effect, and (iv) Seller will make a notation on its transfer books and advise its transfer agent to such effect.


                                 ARTICLE VI
                          COVENANTS OF THE PARTIES

     6.1 Lock-Up. During the five (5) year period following the Closing Date, NYU shall not sell, transfer, assign, hypothecate or pledge any of the NYU Shares without the express written consent of Seller. This restriction is in addition to any restriction imposed under the Securities Act of 1933. The NYU Shares will bear a legend referring to this restriction.


                                ARTICLE VII
                          POST CLOSING FINANCING

     7.1 Dilution Protection to Buyers. For the purposes of this section, "Financed Amount" shall mean a capital raise by Seller, if Seller decides to make such a raise, of up to two million one hundred thousand dollars ($2,100,000) before deduction of all related costs, fees and expenses through sales of its Common Stock, in one or more private placements or public offerings. Seller intends to issue not more than 6,416,503 shares of its Common Stock in order to raise the Financed Amount. In the event that Seller issues more than 6,416,503 shares of its Common Stock to raise all or any portion of the Financed Amount, then Seller shall issue and deliver additional shares of Common Stock to NYU such that NYU shall maintain the same percentage ownership of the outstanding shares of Common Stock of the Seller as they would have had if the Seller had issued 6,416,503 shares of its Common Stock to raise the Financed Amount. For amounts of capital raised by Seller in excess of two million one hundred thousand dollars ($2,100,000) before deduction of all related costs, fees and expenses through sales of its Common Stock, in one or more private placements or public offerings, additional shares of Common Stock may be issued in return for such capital and all shareholders shall be diluted pro rata.

     7.2 Cancellation If Financing Not Successful. Seller is obligated under the License Agreement to pay to NYU the sum of three hundred thousand ($300,000) to fund research and reimbursement for certain patent application expenses incurred by NYU (collectively, the "First Payments"), which are due and payable on September 15, 2003 (or any other extended date to be mutually agreed upon in writing) (the "FP Due Date"). In the event that the First Payments are not made by the FP Due Date, then this Agreement and the License Agreement shall automatically terminate.


                                 ARTICLE VIII
                               GENERAL MATTERS

     8.1 Contents of Agreement. This Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the Parties regarding those matters.

    8.2 Amendment, Parties in Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

     8.3 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and Exhibit references are to this Agreement unless otherwise specified. The Exhibits referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

     8.4 Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by a nationally recognized overnight courier upon proof of delivery. Any notices shall be deemed given upon receipt at the address set forth below, unless such address is changed by notice to the other Party hereto:

              If to NYU:

                     New York University
                     650 First Avenue - 6th Floor
                     New York, NY  10016

                     Attention:    Abram M. Goldfinger
                     Executive Director
                     Industrial Liaison/Technology Transfer

              with a required copy (which shall not constitute notice) to:

                     Office of Legal Counsel
                     New York University
                     Bobst Library
                     70 Washington Square South
                     New York, NY  10012

                     Attention:    Kathy L. Schulz
                     Associate General Counsel

    If to Seller:    Mr. Edward F. Cowle
                     300 Park Avenue
                     Suite 1712
                     New York, NY 10022
    with a required copy (which shall not constitute notice) to:

                     Leonard E. Neilson, P.C.
                     Attorney at Law
                     8160 South Highland Drive,
                     Suite 209
                     Sandy, Utah 84093

     8.5 Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the Laws of the State of New York without regard to its provisions concerning conflict of laws. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in New York, New York.

     8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     8.7 Waivers. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any, other or further exercise of that or any other right.

     8.8 Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

     8.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

     8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

[Signatures on following page]



     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.


                                            Nanoscience Technologies Inc.


                                            By:__________________________

                                            Name:________________________

                                            Title: ______________________


New York University


                                            By:__________________________

                                          Name:__________________________

                                         Title:__________________________





EXHIBIT A